Nicholas-Applegate Capital Management
Nicholas-Applegate Institutional Funds
Nicholas-Applegate Securities
Alpha Vision Capital Management ("Alpha Vision")
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           Code of Ethics and Conduct






                March 24, 2006

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March 24, 2006




Dear Colleague,

     At Nicholas-Applegate, clients are our first priority. When we enter a fiduciary relationship with our clients, they expect our best efforts in both investing their assets and conducting our business with the highest standards of ethics and integrity. Our Code of Ethics and Conduct prescribes effective business conduct covering many areas such as personal trading, the receipt and giving of gifts, and outside business and employment activities. Please read the attached Code carefully. This Code provides a fairly comprehensive guide to appropriate business practice but may not cover every situation you face in your work. Please contact the Legal/Compliance Department if you have any questions or need guidance in a specific business situation.

     Putting our clients first requires all of us at NACM to commit to the highest fiduciary standards.



Sincerely,

/s/Marna C. Whittington
-----------------------
Marna C. Whittington

NICHOLAS-APPLEGATE CODE OF ETHICS SUMMARY

The Code of Ethics applies to every NACM employee, immediate family members, and other certain affiliated parties.

1.   Covered Persons (Section II)
o "Non-Access" means any individual who does NOT, in connection with their regular duties makes, participates in, or has access to non-public information regarding the purchase or sale of securities by NACM, or has access to non-public information regarding the portfolio holdings of affiliated mutual funds.
o "Access Person" means any trustee, officer of NAIF, Executive Committee member, investment management personnel (e.g., portfolio managers, traders, and analysts) and any individual who, in connection with their regular duties, makes, participates in, or has access to non-public information regarding the purchase or sale of securities by NACM, or has access to non-public information regarding the portfolio holdings of affiliated mutual funds (e.g., all employees with access to custodian systems including access through NAIF's administrator, Bloomberg Trading System, Cognos, DataZone, FMC Pages, Nicholas-Applegate Trading System ("NATS"), Pacer, Sylvan and XSP). NOTE: THE SEC EXPANDED THIS DEFINITION IN 2005. MOST NACM EMPLOYEES ARE DESIGNATED AS ACCESS PERSONS.
o This Code of Ethics applies to Allianz Global Investors ("AGI") employees with investment management, operations or sales functions at Alpha Vision Capital Management LLC ("Alpha Vision"). All Alpha Vision personnel are considered Access Persons.

2.   Covered Securities and Transactions (Section III)
o Equity securities including common, preferred and convertible stock, except as otherwise exempted below, and any derivative instrument relating to these securities (e.g. options and warrants);
o    Debt securities;
o    Any interest in a partnership investment;
o Shares in NAIF Funds and other mutual funds sub-advised by NACM and affiliates and in the AGI mutual fund family(1) (collectively the "Mutual Funds") and
o Shares in any Allianz Global Investors Fund Management Sponsored Closed-End Funds(2)

3.   Exempt Securities and Transactions (Section IV)
o Direct obligations of the United States government, its agencies or instrumentalities;
o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
o    Shares of all registered money market funds;
o Shares of registered open-end and closed-end(3) investment companies that are not advised or sub-advised by NACM or by affiliates of AGI;
o Shares issued by a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds;
o    Stock index futures;
o    HOLDRs;
o    SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds and iShares Funds(4) ;
o    Currency futures traded on a commodity exchange;
o Acquisitions or dispositions of Covered Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of securities of which you have a beneficial ownership(5);
o Purchases that are part of a direct investment plan or employee stock option plan(6); and
o Other specific transactions as determined by the Chief Compliance Officer or General Counsel based upon the determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our Advisory clients. All requests to exempt a transaction must be in writing and forwarded to the Legal/Compliance Department for approval prior to your executing the transaction.

----------------------
(1)AGI mutual funds include funds available through the AGI 401(k), Auto Invest Program and Deferred Compensation Plan as well as PIMCO MMS and PIMS Funds.
(2) A list of all Allianz Global Investors Fund Management Sponsored Closed-End funds can be found on the NACM intranet under the Compliance section.
(3) Shares in any registered closed-end investment company are reportable regardless of affiliation.
(4) The iShares Funds are registered with the SEC under the Investment Company Act of 1940 as iShares,Inc. and iShares Trust.
(5) See Appendix One for examples of beneficial ownership.

4.   De Minimis Criteria (Section IV)
     Non-Access Person De Minimis Criteria
o Equity securities: purchase or sale, across all accounts, of 2,000 shares or less with a market capitalization over $1 billion; and
o Debt securities: purchase or sale, across all accounts, in an issuer with a market capitalization of at least $1 billion.
o Options: any option transaction, across all accounts, for 20 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $1 billion. Access Person De Minimis Criteria
o Equity securities: purchase or sale, across all accounts, of 2,000 shares or less with a market capitalization over $5 billion; and
o Debt securities: purchase or sale, across all accounts, in an issuer with a market capitalization of at least $5 billion.
o Options: any option transaction, across all accounts, for 20 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $5 billion.

5.   Pre-Clearance of Personal Trades (Section V)
o Access and Non-Access Persons must pre-clear all personal securities transactions by submitting a Trade Request Form through CTI iTrade.
o NACM Investment management personnel must receive authorization for all Covered Securities transactions except Mutual Funds from the Chief Investment Officer ("CIO"), Trader or a senior Portfolio Manager ("senior PM").
o All pre-clearance approvals are valid for the day you received approval up through "market open" of the next business day.

6.   30 Day Holding Period for Investment Management Personnel (Section V)
o Investment management personnel may only sell a Covered Security including De Minimis transactions that were held for less than 30 days, if the security is being sold at a loss.

7.   Special Rules Applicable to Mutual Funds (Section V)
o Access and Non-Access Persons are prohibited from excessive trading in Mutual Funds, regardless of whether those transactions occurred in a single account (e.g. brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the employee has a beneficial interest.
o Excessive trading is defined as the purchase and sale, or sale and purchase, of any Mutual Fund, in any 30 day period.
o Systematic purchases/sales are not deemed purchases or sales for purposes of the 30 day hold period.
o No employee may engage in transactions that are in violation of a fund's stated policy as disclosed in its prospectus and statement of additional information.

8.   Trading in Mutual Funds where NACM is the Sub-Adviser  (Section V)

----------------------------
(6) Note: You must inform the Legal/Compliance Department of your initial purchase or participation in the plan. If you were to contribute more to the direct investment plan, you must obtain pre-clearance from the Legal/Compliance Department. You are required to pre-clear your intent to purchase the employee stock within one week of the actual transaction date.

o Access Persons must notify the Legal/Compliance Department if they make investments in any fund NACM or an affiliate (e.g. AGI, RCM, PIMCO) sub-advises.
o Duplicate statements must be provided to the Legal/Compliance department on a quarterly basis. Purchase and sale, sale and purchase, in any 30 day period is considered excessive trading and is prohibited.
o Systematic purchases/sales are not deemed purchases or sales for purposes of the 30 day hold period.

9. Trading in any Allianz Global Investors Fund Management Sponsored Closed-End Fund (Section V) NEW
o Access and Non-Access Persons must pre-clear all transactions in any Allianz Global Investors Fund Management Sponsored Closed-End Fund(7).
o    Pre-Clearance Form is attached in Appendix Six.
o Allianz Global Investors Fund Management Sponsored Closed-End Fund shares must be held for at least 60 days prior to selling the security.
o Section 16 Reporting Persons must hold the Allianz Global Investors Fund Management Sponsored Closed-End Fund for at least 6 months or any profit on the sale will be disgorged.

10.  Disclosure of Portfolio Holdings (Section V)
o For all requests received on or after the 5th day of the month, NACM will furnish portfolio holdings as of the end of the prior month.
o For all requests received before the 5th day of the month, NACM will furnish portfolio holdings as of the end of the month prior to the previous month.

11.  Blackout Periods (Section VI)
o You are not allowed to trade a security if NACM has engaged in a transaction in the same or equivalent security for a client account within the last three days or if the security is currently on the main/proposed blotter.
o Alpha Vision Personnel are not allowed to trade a security if Alpha Vision has engaged in a transaction in the same or equivalent security within the last three days, or if the security is on the Bloomberg trading blotter.
o    This rule does not apply to Exempt Securities and De Minimis Transactions.
o Blackout dates applicable to shares of Allianz AG ("AZ") and derivatives thereon are: NEW
     o 30 Jan to 16 March 2006
     o 26 April to 12 May 2006
     o 28 July to 11 August 2006
     o 27 October to 10 November 2006
o Blackout dates are also applicable to Allianz Global Investors Fund Management Sponsored Closed-End Funds in Appendix Seven. NEW

12.  Misappropriation of Account Opportunity (Section VI)
o NACM Portfolio Managers of Small and Micro cap products may not buy a security with a market capitalization of less than one billion ($1B) and that is eligible for purchase by any fund or account under their management except with the approval of the Chief Investment Officer or his designee upon a determination that the purchase is not appropriate for any such fund or account.

13.  Trading Violations (Section VII)
o Violations of the Code are subject to disgorgement of profits, monetary penalties and may lead to disciplinary action, including termination of employment. o All fines will be paid to Volunteer San Diego or a charity of your choice. NEW

14.  Brokerage Accounts (Section VIII)
o You must maintain your personal brokerage and trading accounts with a "Designated Broker" (currently Charles Schwab).

--------------------------
(7) A list of all Allianz Global Investors Fund Management Sponsored Closed-End funds can be found on the NACM intranet under the Compliance section.

15.  Public Offerings and Private Placements (Section IX)
o You may not engage in a personal securities transaction in any security in a private placement or public offering (initial, primary, secondary offerings) without prior written approval by the Chief Compliance Officer or General Counsel.

16. Outside Business Activities and Service on Boards of Other Companies (Section X)
o You are required to notify the Legal/Compliance Department promptly if you become involved with any public company as a board member, employee, owner, or any other position. Some activities may not be permitted or may require Firm approval.
o    If your  position  with  another  company  is  investment-related,  you are required to disclose this information regardless if it is a private company, non-profit company, not-for-profit company, or a college/university.

17.  Gifts (Section XII)
o Gifts valued at $100 or more received from anyone industry related must be reported quarterly.
o Gifts made in connection with the distribution of Mutual Fund shares may not exceed $100 per person on an annual basis.
o Form 700 filers, designated employees who manage public investments for California state or local government agencies, must submit a gift pre-clearance form to the Legal/Compliance Department, prior to receipt or immediately thereafter, regardless of the gift value.

18.  Gifts in Connection with Labor Organizations (Section XII) NEW
o To maintain accurate tracking of payments to Taft-Hartley union officials or union employees, NACM employees are required to disclose to the Legal/Compliance Department in advance any type of entertainment or any other activity that would give rise to the filing of form LM-10.

19.  Reporting and Certification (Section XV)
o You are required to read and sign the Code of Ethics annually confirming that you understand all policies and procedures.

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Table of Contents

I.   Introduction.............................................................1
II.  Covered Persons..........................................................1
III: Covered Securities and Transactions......................................2
IV.  Exempt Securities and Transactions.......................................3
V.   Procedures for Trading Securities........................................4
VI.  Prohibited Transactions..................................................7
VII. Violations of the Code...................................................9
VIII.Brokerage Accounts.......................................................9
IX.  Public Offerings and Private Placements.................................10
X.   Service on Boards of Other Companies....................................10
XI.  Consultants.............................................................10
XII. Gifts...................................................................11
XIII.Form 700, Statement of Economic Interests...............................12
XIV. Pay-to-Play.............................................................12
XV.  Reporting and Certification.............................................13
XVI. Recordkeeping Requirements..............................................13
XVII. Administration.........................................................14
XVIII. Annual Board Review...................................................14
XVIX.  Amendments and Modifications..........................................14
Appendix One: Examples of Beneficial Ownership...............................15
Appendix Two: Instructions for Using CTI iTrade..............................16
Appendix Three: Options Discussion...........................................22
Appendix Four: Insider Trading Policy and Procedures.........................23
Appendix Five: NACM Designated Brokerage Program Offered by Charles Schwab...26 Appendix Seven: Allianz Global Investors Fund Management Sponsored Closed-End
                Funds Dividend Black out Calendar............................29
Appendix Eight: Private Placement and Private Securities Transaction Form....30
Appendix Nine: Gift Approval.................................................31
Appendix Ten: NAIF Code of Ethics Certification..............................32
Appendix Eleven: NAIF Quarterly Transaction Report...........................33
Appendix Twelve: Initial Acknowledgement Forms...............................34
Appendix Thirteen: Initial Listing of Personal Securities Holdings...........35
Appendix Fourteen: Quarterly Transaction Report..............................37
Appendix Fifteen:  Annual Certification Forms................................38


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                 Nicholas-Applegate Capital Management ("NACM")
                 Nicholas-Applegate Institutional Funds ("NAIF")
                      Nicholas-Applegate Securities ("NAS")
                Alpha Vision Capital Management ("Alpha Vision")
                           Code of Ethics and Conduct
                            Effective March 24, 2006

I.   Introduction

This Code of Ethics and Conduct ("Code") is based on the principle that we have a fiduciary duty to our clients and their shareholders including the investment companies for which NACM serves as an adviser or sub-adviser.

At all times, you must:

1. Place the interests of our clients first. As a fiduciary, you must avoid putting personal interests ahead of the interests of clients.

2. Conduct all of your personal securities transactions in full compliance with this Code and the Nicholas-Applegate Insider Trading Policy. NACM encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety.

3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, privileges or gifts from persons seeking business with NACM could call into question the independence of your judgment.

4. Comply with all applicable federal and securities laws. In connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by an Advisory Client, you are not permitted to:(i) defraud such client in any manner; (ii) mislead such client, including making a statement that omits material facts; (iii) engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client; (iv) engage in any manipulative practice with respect to such client; or (v) engage in any manipulative practices with respect to securities, including price manipulation. Please consult with the Chief Compliance Officer if you have questions regarding any laws, rules or regulations.

If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code in a particular situation, contact the Legal/Compliance Department.


II.  Covered Persons

The Code applies to every NACM and NAS employee and all Alpha Vision personnel (hereinafter "you" or "your"); and your immediate family members(1) sharing the same household, non-employee trustees and NAIF's administrator ("Covered Persons"). Please note the pre-clearance requirements apply to all employees based upon your activities and role within NACM, NAS, NAIF or Alpha Vision.

o A. "Non-Access Person" means any individual who does NOT, in connection with their regular duties, makes, participates in, or has access to non-public information regarding the purchase or sale of securities by NACM, or has access to non-public information regarding the portfolio holdings of affiliated mutual funds.

-------------------------
(8) Immediate family members include any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any adoptive relationship.

     B. "Access Person" means any trustee, officer of NAIF, Executive Committee member, investment management personnel (e.g., portfolio managers, traders, and analysts), Alpha Vision personnel and any individual who, in connection with their regular duties, makes, participates in, or has access to non-public information regarding the purchase or sale of securities by NACM, or has access to non-public information regarding the portfolio holdings of affiliated mutual funds (e.g., all employees with access to custodian systems including access through NAIF's administrator, Bloomberg Trading System, Cognos, DataZone, FMC Pages, Nicholas-Applegate Trading System ("NATS"), Pacer, Sylvan and XSP).

Notwithstanding anything to the contrary stated in this Code, the trustees of NAIF who are not an "interested person"(2) and any officers of NAIF that are employees of NAIF's administrator will only be subject to the following provisions of this Code:

Special Rules Applicable to the Mutual Funds, Insider Trading Policy, Public Offerings and Private Placements, Gifts (but not quarterly reporting for gifts), Quarterly Reporting if they knew or should have known that during the 15 day period immediately before or after the trustee's transaction in a Covered Security, NAIF purchased or sold the Covered Security or had considered purchasing or selling the Covered Security, and Code of Ethics Certification.



III: Covered Securities and Transactions

The following list identifies Covered Securities(3) and transactions that are subject to the requirements of the Code:
  o Equity securities including common, preferred and convertible stock, except as otherwise exempted below, and any derivative instrument relating to these securities (e.g. options and warrants); o
  o  Debt securities;
  o  Any interest in a partnership investment;
  o Shares in NAIF Funds and other mutual funds sub-advised by NACM and affiliates and in the AGI mutual fund family(4) (collectively the "Mutual Funds"); and
  o Shares in any Allianz Global Investors Fund Management Sponsored Closed-End Fund(5)

-----------------------
(9)as defined under section 2(a)(19) of the Act
(10)Covered Securities means any security as defined in Section 202 (a) (18) of the Investment Advisers Act. "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.
(11)AGI mutual funds include funds available through the AGI 401(k), Auto Invest Program and Deferred Compensation Plan as well as PIMCO MMS and PIMS Funds.
(12) A list of Allianz Global Investors Fund Management Sponsored Closed-End Funds can be found on the NACM intranet under the Compliance section.

IV.  Exempt Securities and Transactions

The following list of Exempt Securities and transactions are excluded from the pre-clearance, holding period for investment management personnel and certain reporting requirements under the Code.

Exempt Securities and Transactions

  o Direct obligations of the United States government, its agencies or instrumentalities;
  o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
  o  Shares of all registered money market funds;
  o Shares of registered open-end and closed-end(6) investment companies that are not advised or sub-advised by NACM or by affiliates of AGI;
  o Shares issued by a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds;
  o  Stock index futures;
  o  HOLDRs;
  o  SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds and iShares Funds(7) ;
  o  Currency futures traded on a commodity exchange;
  o Acquisitions or dispositions of Covered Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of securities of which you have a beneficial ownership(8);
  o Purchases that are part of a direct investment plan or employee stock option plan(9); and
  o Other specific transactions as determined by the Chief Compliance Officer or General Counsel based upon the determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our Advisory clients. All requests to exempt a transaction must be in writing and forwarded to the Legal/Compliance Department for approval prior to your executing the transaction.

De Minimis Transactions

De Minimis transactions do not require pre-clearance however, are not exempt from reporting and holding requirements as stated in the Code.

     Non-Access Person De Minimis Criteria
     o Equity securities: purchase or sale of 2,000 shares or less with a market capitalization over $1 billion;
     o Debt securities: purchase or sale in an issuer with a market capitalization of at least $1 billion.
     o Options: any option transaction for 20 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $1 billion.

---------------------------
(6) Shares in any registered closed-end investment company are reportable regardless of affiliation.
(7) The iShares Funds are registered with the SEC under the Investment Company Act of 1940 as iShares,Inc. and iShares Trust.
(8) See Appendix One for examples of beneficial ownership.
(9) Note: You must inform the Legal/Compliance Department of your initial purchase or participation in the plan. If you were to contribute more to the direct investment plan, you must obtain pre-clearance from the Legal/Compliance Department. You are required to pre-clear your intent to purchase the employee stock within one week of the actual transaction date.

     Access Person De Minimis Criteria
  o Equity securities: purchase or sale of 2,000 shares or less with a market capitalization over $5 billion;
  o Debt securities: purchase or sale in an issuer with a market capitalization of at least $5 billion.
  o Options: any option transaction for 20 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $5 billion.


V.   Procedures for Trading Securities

Pre-clearance

You must pre-clear the purchase or sale of all Covered Securities except Mutual Funds(10) for your own account or any account which you have control or have a beneficial interest.

Access and Non-Access Persons must pre-clear all personal securities transactions by submitting a Trade Request Form through CTI iTrade. If you have any questions regarding the use of CTI, please call the CARE Hotline. See Appendix Two for instructions on how to use CTI iTrade.

All pre-clearance approvals are valid for the day you received approval up through "market open" of the next business day (e.g., 6:30 a.m. PT, excluding stock market holidays for domestically traded securities).

NACM Investment Management Personnel

NACM Investment management personnel must receive authorization for all Covered Securities transactions except Mutual Funds from the Chief Investment Officer ("CIO"), Trader or a senior Portfolio Manager ("senior PM").

NACM Investment management personnel must submit an e-mail to the CIO, Trader or a senior PM requesting authorization of the personal securities transaction. The CIO, Trader or senior PM's reply will be forwarded to the Legal/Compliance Department for pre-clearance. The Legal/Compliance Department will not review the pre-clearance request until this information is received.

30 Day Holding Period For Investment Management Personnel
Investment management personnel may only sell a Covered Security including De Minimis transactions that were held for less than 30 days, if the security is being sold at a loss.

The 30 day holding rule is also applicable to options and shorting.

Options Guidelines:
The 30 day hold period begins from the date the put or call is purchased or sold/written. Not when the option is exercised or expired. To illustrate:

a) Writing covered calls is deemed a sale of the underlying security, so if you have owned the underlying security for greater than 30 days, you may write a covered call on that security, with any expiration.

b) Writing naked puts is deemed a purchase of the underlying security, so if you are to put the shares of the underlying security, the purchase date of the stock put reverts back to the date the naked put was written.

-----------------------
(17) See Special Rules Applicable to Mutual Funds, Trading in Mutual Funds Where NACM is the Sub-Adviser and Trading in Allianz Global Investors Fund Management Sponsored Closed-End Funds.

c) Buying a call is deemed a purchase of the underlying security, so if you exercise the call, the purchase date of the stock you receive reverts back to the date you purchased the call.

d) Writing naked calls is speculative in nature. Therefore, the expiration date must be at least 30 days from the opening date of the naked position.

A more detailed discussion of Options is found in Appendix Three.

Shorting Guidelines:

a) If you buy a stock, you may not sell that stock, including short sales against the box, within 30 days, unless you are at a loss.

b) If you sell a stock short, you may not buy it back for at least 30 days, unless you are at a loss.

The Chief Compliance Officer or General Counsel may also grant exceptions to this prohibition upon prior written request.

Special Rules Applicable to Mutual Funds

Access and Non-Access Persons are prohibited from excessive trading in the Mutual Funds, regardless of whether those transactions occurred in a single account (e.g. brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the employee has a beneficial interest. Excessive trading is defined as the purchase and sale, or sale and purchase, of any Mutual Fund, in any 30 day period. Systematic purchases/sales are not deemed purchases or sales for purposes of the 30 day hold period. In addition, no employee of NACM, NAS and Alpha Vision may engage in transactions that are in violation of a fund's stated policy as disclosed in its respective prospectus and statement of additional information. As a participant in the mutual fund industry, the Firm strongly discourages all NACM, NAS and Alpha Vision employees from excessive trading in un-affiliated mutual funds as well.

Trading in Mutual Funds where NACM is the Sub-Adviser

Access Persons must notify the Legal/Compliance Department if they make investments in any fund NACM or an affiliate (e.g. AGI, RCM, PIMCO) sub-advises. Duplicate statements must be provided to the Legal/Compliance department on a quarterly basis. Purchase and sale, sale and purchase, in any 30 day period is considered excessive trading and is prohibited.

The Chief Compliance Officer or General Counsel may grant exceptions to this prohibition upon prior written request.

Trading in Allianz Global Investors Fund Management Sponsored Closed-End Funds

Prior to purchasing or selling shares in any Allianz Global Investors Fund Management Sponsored Closed-End Fund, Access and Non-Access Persons must complete a pre-clearance form(11) (the "Pre-Clearance of Closed-End Fund
Transaction Form") and submit it for approval to the Legal/Compliance Department. In determining whether to pre-clear the trade, the Legal/Compliance Department in conjunction with the Chief Compliance Officer of AGIFM ("AGIFM CCO") must make an assessment as to whether the transaction complies with the Code of Ethics and is otherwise appropriate.

In order to make an initial purchase of an Allianz Global Investors Fund Management Sponsored Closed-End Fund, such fund must have completed all of its initial common and preferred shares offerings and not otherwise be engaged in an offering of its shares. Purchases in the primary market are strictly prohibited. No trades are permitted in (i) a particular Allianz Global Investors Fund Management Sponsored Closed-End Fund within a three business day period before, and a two business day period after, such Allianz Global Investors Fund Management Sponsored Closed-End Fund's dividend declaration press release (see Appendix Seven for Closed-End Dividend Blackout Calendar for dividend blackout dates for each Allianz Global Investors Fund Management Sponsored Closed-End

-----------------------
(18) See Appendix Six for Pre-Clearance of Closed-End Transaction Form.

Fund); and (ii) a particular Allianz Global Investors Fund Management Sponsored Closed-End Fund within a five business day period before, and a two business day period after, such Allianz Global Investors Fund Management Sponsored Closed-End Fund's quarterly earnings release.


If Legal/Compliance approves the requested transaction (which must be a market order or limit order that expires no later than 4 p.m. EDT the business day the clearance is provided), you will have until 4 p.m. EDT the business day the clearance is provided to purchase or sell the Allianz Global Investors Fund Management Sponsored Closed-End Fund. After that time, the pre-clearance will have expired. Once a purchase is made, you must hold the Allianz Global Investors Fund Management Sponsored Closed-End Fund shares for at least sixty days prior to selling the security. Section 16 Reporting Persons (see below) must hold the Allianz Global Investors Fund Management Sponsored Closed-End Fund for at least 6 months or any profit on the sale will be disgorged.


Any executed trade must be reported to Compliance promptly. The report must include: (1) the execution date of the transaction(s), (2) name of the Allianz Global Investors Fund Management Sponsored Closed-End Fund, (3) purchase or sale, (4) number of shares bought or sold and total number of shares owned after the transaction, (5) price(s), and (6) name of broker through which the transaction was executed. Section 16 persons must make such report within one business day.


Special Rules for Section 16 Reporting Persons


Allianz Global Investors Fund Management Sponsored Closed-End Funds are registered under Section 12 of the Securities and Exchange Act of 1934. As such, there are specific reporting requirements under Sections 16(a) and (b) of Securities Exchange Act of 1934 imposes on "insiders"(12) of operating companies and Section 30(h) of the Investment Company Act of 1940 for officers, directors, principal stockholders (i.e., those owning 10% or more of the outstanding shares of the issuer), investment advisors and their affiliates ("Section 16 Reporting Persons"). If you fall under any of these categories, then you must file electronically the following forms with the Securities and Exchange Commission and the exchange, if applicable, on which the securities are listed:

  o Form 3, "Initial Statement of Beneficial Ownership of Securities," is required to be filed within ten days after you become an officer, director, or principal stockholder or other reporting person.

  o Form 4, "Statement of Changes in Beneficial Ownership," is required to be filed within two business days following the day on which your transaction is executed.

  o  Form  5,  "Annual   Statement  of  Changes  in   Beneficial   Ownership  of
     Securities," must be filed within forty five (45) days of the closed-end fund's fiscal year.


Each officer, director, or principal stockholder is personally responsible for insuring that his or her transactions comply fully with any and all applicable securities laws, including, but not limited to, the restrictions imposed under Sections 16(a) and (b) of Securities Exchange Act of 1934 and Section 30(h) of the Investment Company Act. The date of filing with the SEC or exchange is the date the form is received by the SEC or exchange.


--------------------
(19) In an exchange of letters between the SEC and ICI in 1991, the industry has defined "insider" to include the president, principal financial accounting officer, heads of principal business units, employees who are directly or indirectly involved in the policy making function of the Fund, and employees whose regular duties provide access to confidential information of the Fund.

NOTE:  While  individuals  are  personally  responsible  to file the forms under
Section 16, personnel in Allianz Global Investors of America New York Office handle the actual Section 16 filings on behalf of those individuals with the legal obligation to make such filings. If you are a Section 16 Reporting Person, you must ensure that your pre-cleared trade information is provided to Allianz Global Investors of America New York Office within one business day for filing.


Disclosure of Portfolio Holdings

To prevent improper disclosure of the Mutual Fund holdings or any holdings of any closed-end fund for which NACM serves as an adviser or sub-adviser, NACM has the following policy: for all requests received on or after the 5th business day of the month, NACM will furnish portfolio holdings as of the end of the prior month; for all requests received before the 5th day of the month, NACM will furnish portfolio holdings as of the end of the month prior to the previous month. Portfolio holdings disclosure of sub-advised funds will vary from fund to fund. NACM will comply with each respective fund's requirements.

NACM will also disclose NAIF holdings to 3rd party service providers in the normal course of business and rating agencies for purposes of marketing and 3rd party distribution pursuant to confidentiality agreements. In addition, NACM will disclose portfolio holdings pursuant to duly authorized requests of the Federal Government and or pursuant to subpoena or court order.

AGI Vision Support Team

NACM Employees designated as part of the AGI Vision Support Team are subject to the NACM Code of Ethics. The Blackout Period applies to transactions in which NACM and/or the respective sleeve managers have engaged in the same or equivalent security for a client account within the last three days, or the security is on the NACM trading blotter or proposed blotter.


VI.  Prohibited Transactions

Blackout Periods

You may not enter into a transaction involving a Covered Security, unless otherwise exempt for your personal accounts if:

     1. NACM has engaged in a transaction in the same or an equivalent security for a client account within the last three days, or
     2. The security is on the NACM trading blotter or proposed blotter.

--------------------------------------------------------------------------------
If the firm is active in a Covered Security on a Monday, your pre-clearance request will be subject to a three day blackout period until Thursday of the same week, at which time you may re-submit your pre-clearance request.
--------------------------------------------------------------------------------

Alpha Vision Personnel will not be permitted to enter into a transaction involving a Covered Security, unless otherwise exempt for your personal accounts if:

     1. Alpha Vision has engaged in a transaction in the same or an equivalent security for a client account within the last three days, or

     2. The security is on the Bloomberg trading blotter.

Allianz AG (Symbol "AZ") Blackout Dates

The following are the 2006 blackout dates in which you are restricted from personal transactions in shares of Allianz AG ("AZ") and derivatives thereon.

January 30, 2006 to March 16, 2006
April 26, 2006 to May 12, 2006
July 28, 2006 to August 11, 2006
October 27, 2006 to November 10, 2006

If you have any questions regarding the blackout date periods, please contact the Legal/Compliance Department.

Allianz Global Investors Fund Management Sponsored Closed-End Funds Dividend Blackout Dates

Employees are not permitted to trade within a three business day period before and a two business day period after the dividend declaration press release for each of the Allianz Global Investors Fund Management Sponsored Closed-End Funds. Due to dividend declarations scheduled for 2006, you may not purchase or sell the applicable Allianz Global Investors Fund Management Closed-End Funds on these dates. See Appendix Seven for the Allianz Global Investors Fund Management Sponsored Closed-End Funds Dividend Blackout Calendar.

Front-Running

You may not front-run an order being made for or on behalf of a client, even if you are not responsible for the order. Front-Running consists of executing a transaction based on the knowledge of the forthcoming transaction in the same or an underlying security, or other related securities, on behalf of a client.

Misappropriation of Account Opportunity

NACM Portfolio Managers of Small and Micro cap products may not buy a security with a market capitalization of less than one billion ($1B) and that is eligible for purchase by any fund or account under their management except with the approval of the Chief Investment Officer or his designee upon a determination that the purchase is not appropriate for any such fund or account.

Inside Information

You may not use material, non-public information about any issuer of securities, whether or not such securities are held in the portfolios of clients or suitable for inclusion in such portfolios, for personal gain or on behalf of a client.

If you believe you are in possession of such information, please contact the Chief Compliance Officer immediately to discuss the information and the circumstances surrounding its receipt. This prohibition does not prevent you from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. Refer to Appendix Four for more information.

VII. Violations of the Code

Any trading-related violation of this Code, including any pre-clearance violation, will be subject to the Fine Schedule and can result in additional penalties ranging from cancellation of the offending trade to termination of your employment. All fines will be paid to Volunteer San Diego or a charity of your choice. Checks will be submitted to the Legal/Compliance Department and forwarded to Volunteer San Diego or your selected charity.

Fine Schedule

     First Violation
     o Disgorgement of profits;
     o A possible fine of half a percent of base salary up to $500; and
     o Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code.

     Second Violation (within 12 months)
     o Disgorgement of profits;
     o A fine of one percent of base salary up to $1,000;
     o Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code; and
     o Written warning to personnel file.

     Third violation (within 12 months)
     o Disgorgement of profits;
     o A fine of two percent of base salary up to $2,000;
     o Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code;
     o Written warning to personnel file;
     o Prohibition from trading personally for a specific period of time (e.g., six months to one year) except to close out current positions; and
     o May result in termination of employment with NACM or AGI.


VIII. Brokerage Accounts

You must maintain your personal brokerage and trading accounts with a "Designated Broker" (currently Charles Schwab(13)). If you are a new hire, you must transfer your account(s) to the Designated Broker within a reasonable period of time from your initial commencement of employment. You are responsible for costs associated with transferring their personal brokerage account(s). If you are maintaining a brokerage account other than with a designated broker, you are required to immediately disclose this to the Legal/Compliance Department. Based upon the determination by the Legal/Compliance Department, certain exemptions may be granted that would allow the employee to continue maintaining his or her personal brokerage account(s) with a non-designated broker.

All employees that are maintaining a brokerage or trading account with a non-designated broker must ensure that duplicate copies of account statements and transactional confirms are sent directly to the attention of the Legal/Compliance Department. This requirement does not apply to discretionary or accounts that hold Exempt Securities.

Accounts that exclusively hold Exempt Securities or are fully discretionary may be maintained at any brokerage house/investment company. These discretionary managed accounts are not subject to the trading restrictions of the Code; however, you must inform the Legal/Compliance Department of these accounts.

--------------------------
(20) See Appendix Five for details on Designated Brokerage relationship.

IX.  Public Offerings and Private Placements

Your participation in a private placement or initial public or secondary offering must have the prior written approval of the Chief Compliance Officer or General Counsel. The form for requesting private transactions approval is found in Appendix Eight.

In considering such approval, the Chief Compliance Officer or General Counsel will take into account, among other factors, whether the investment opportunity is available to and/or should be reserved for a client account, and whether the opportunity is being offered to you by virtue of your position.

If you are approved to engage in a personal securities transaction in a private placement or public offering, you must disclose that investment if you play a part directly or indirectly in subsequent investment considerations of the security for a client account. In such circumstances, NACM's decision to purchase or sell securities of the issuer shall be subject to an independent review by a senior NACM member with no personal interest in the issuer. In addition, you may be limited from trading the security.



X.   Service on Boards of Other Companies

You are may not serve on the Board of Directors or Investment Committee of any publicly traded company. If you wish to serve on the Board of Directors or Investment Committee of a privately held "for profit" company, you must first obtain prior written approval from the Chief Compliance Officer or General Counsel. It is not necessary to obtain approval to serve on the Board of Directors of entities such as schools, churches, industry organizations or associations, or similar non-profit boards. However, you must obtain pre-approval to serve on any Investment Committee, whether for a public company, private company, non-profit company, not-for-profit company or a college/university.


XI.  Consultants

Potential conflicts of interests are present when Nicholas-Applegate buys products and services from consultants who refer its clients to Nicholas-Applegate. Such products and services include: (1) attendance at consultant sponsored conferences; (2) software that analyzes and presents comparative performance data and portfolio characteristics for investment advisers; (3) analytical reports used for competitive analysis and marketing material; and (4) brokerage and execution. To address any signs of impropriety, Nicholas-Applegate will:

    (a) disclose in Form ADV Part II that it does purchase goods and services from consultants in the normal course of business.
    (b) have the representative of the Client Service and Sales responsible for consultant relations review with the General Counsel on an annual basis the goods and services that are budgeted and that they are appropriate.
    (c) have the representative of the Client Service and Sales responsible for consultant relations review with the General Counsel any new goods and services to be purchased in the interim and that they are appropriate.

XII. Gifts

You may not actively seek any gift, favor, gratuity, or preferential treatment from any person or entity that:

o    Does business with or on behalf of NACM or AGI;
o Is or may appear to be connected with any present or future business dealings between NACM, AGI and that person or organization; or
o    May create or appear to create a conflict of interest.

A gift may be denied or required to be returned or reimbursed if you receive an excessive number of gifts, especially if received from a single source or if the total dollar value of gifts received during a single year is deemed excessive. You may not offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of the recipient.

You must never give or receive gifts or entertainment that would be controversial to either you or NACM, if the information was made public. You should be aware that certain NACM clients might also place restrictions on gifts you may give to their employees.

Gifts in Connection with Labor Organizations(14)


The Labor-Management Reporting and Disclosure Act (LMRDA) requires NACM to file an annual report when employees make payments to Taft-Hartley union officials or union employees in excess of $250.00 on form LM-10. Payments are identified broadly to include meals, travel expenses and reimbursements, gifts, tickets, products or services, social events, fees paid to union sponsored events, and payments to charities including payments made from your personal funds. Effective March 2006, the LM-10 must be signed by the President and Treasurer under penalty of perjury. Criminal and monetary penalties apply for false filings or failure to file.


In order to maintain accurate tracking of payments to Taft-Hartley union officials or union employees, NACM employees are required to disclose to the Legal/Compliance Department in advance any type of entertainment or any other activity that would give rise to the filing of form LM-10.


Gifts in Connection With Mutual Funds Distribution

Any gifts you make in connection with the distribution of the Mutual Funds shares may not exceed $100 per person on an annual basis excluding an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment.

Gift Reporting for Access Persons Only

Access Persons must report on a quarterly basis all gifts, favors, or gratuities valued at $100 or more. If the exact amount of the gift is not known, you must make a good faith estimate of the item's fair market value.

--------------------------
(21) "Labor Organization" means a labor organization engaged in an industry affecting commerce and includes any organization of any kind, agency, or employee representation committee, group, association, or plan so engaged in which employees participate and which exists for the purpose, whole or in part, of dealing with employers concerning grievances, labor disputes, wages, rates of pay, hours, or other terms or conditions of employment, and any conference, general committee, joint or system board, or joint council so engaged which is subordinate to a national international labor organization, other than a State or local central body.

Form 700 filers are required to submit a gift pre-clearance form(15) and obtain prior written approval for all gifts, favors, or gratuities. You must obtain approval from your direct supervisor and Legal/Compliance prior to accepting any gift. In the event it is not possible to obtain pre-clearance, you must notify the Legal/Compliance Department of receipt of the gift on the next business day or as soon as practical.

Gift Violations for Access Persons

If you fail to properly report these items, the Executive Committee may require you to either donate the fair market value of the item (or the item itself) to charity or directly reimburse the person or entity responsible for giving the item.


XIII. Form 700, Statement of Economic Interests

As part of our contracts with various clients within the State of California, Designated Employees must annually file the Form 700, Statement of Economic Interests with the California Fair Political Practices Commission ("Commission"). We have identified the applicable Lead PMs as "Designated Employees." The list of Designated Employees and the portfolios to which this rule applies is available from the Legal/Compliance Department. The Form 700 is an annual statement requiring disclosure of personal financial information. Furthermore, the Form 700 stipulates that Designated Employees cannot accept more than $360 (effective January 1, 2005) in gifts in a calendar year from a single source.


XIV. Pay-to-Play

Pay-to-Play is the practice of an investment adviser or its employees giving political contributions for the purpose of obtaining the award or retention of investment advisory contracts by government entities. NACM has adopted the following policies and procedures.

Neither NACM nor any employee of NACM or NAS will engage, either directly or indirectly, in any "pay-to-play" activities.

Firm Pre-Clearance: NACM does not normally make political contributions. However, if at any time NACM makes an exception to this policy and does choose to make a political contribution, the contribution must be pre-cleared via e-mail by the General Counsel or Chief Compliance Officer. In the e-mail, the person requesting the pre-clearance on behalf of NACM will be required to certify that the contribution is not for the purpose of obtaining or retaining NACM's engagement as an investment adviser to a government entity or plan. Other facts relevant to the reason for the contribution should be included.

Employee Pre-Clearance: If you make contributions above $2,000 in any calendar year (each contribution individually, or contributions cumulatively at the point the particular contribution would cause total contributions for the year to exceed $2,000) to any government official (e.g., federal, state, or local) or candidate, that contribution must be pre-cleared via e-mail by the General Counsel or Chief Compliance Officer. In the e-mail, the person requesting the pre-clearance will be required to certify that the contribution is not for the purpose of obtaining or retaining NACM's engagement as an investment adviser to a government entity or plan.

-----------------------
(22) See Appendix Nine.

XV.  Reporting and Certification

NAIF Trustees and Officers

NAIF trustees and officers of NAIF are requested to complete the certification in Appendix Ten. NAIF trustees and officers of NAIF are required to submit a quarterly transaction report if they knew or should have known that during the 15 day period immediately before or after the trustee's transaction in a Covered Security, NAIF purchased or sold the Covered Security or had considered purchasing or selling the Covered Security. The quarterly transaction report for NAIF trustees and officers is found in Appendix Eleven.

Initial Reporting and Certification for New Employees

Within 10 days following the commencement of employment at NACM, NAS or Alpha Vision, all employees are required to complete and submit an Initial Acknowledgement and Initial Listing of Personal Securities Holdings Mutual Funds and Brokerage(Appendix Twelve and Thirteen). This information supplied must be current as of a date no more than 45 days before becoming an employee.

Quarterly Transactional Reporting for Non-Designated Broker Account(s)

All employees of NACM, NAS and Alpha Vision that maintain a brokerage, Mutual Fund or trading account with a non-designated broker AND do not have duplicate copies of account statements and transactional confirms being sent directly to the attention of Legal/Compliance, must complete and submit a Quarterly Transaction Report for all "Covered Securities" within 30 days following the end of each calendar quarter (Appendix Fourteen).

Annual Reporting and Certification

All employees of NACM, NAS and Alpha Vision are required to complete and submit the Annual Listing of Securities Holdings and Certification of Compliance form to Legal/Compliance (Appendix Fifteen). The information supplied must be current as of a date no more than 45 days before the annual report is submitted.


XVI. Recordkeeping Requirements

NACM shall maintain and preserve in an easily accessible place:

A. A copy of this Code, or any other Code of Ethics, that was in effect within the previous 5 years.

B. A record of any violation of this Code and of any action taken as a result of such violation for a period of 5 years following the end of the reporting year in which the violation occurs.

C. A record of any decision, and the reasons supporting the decision, that were used to approve an employee's trade that was deemed an exception to the provisions of this Code.

D. A record of all written acknowledgements of receipt of the Code and amendments for each person covered under the Code within the past 5 years. These records must be kept for 5 years after the individual ceases to be an employee of NACM or AGI.

E.   A copy of each report submitted under this Code for a period of 5 years.

F. A list of all persons who are, or within the past 5 years were, subject to the reporting requirements of the Code.

G. A record of any decision, and the reasons supporting the decision, that were used to approve an employee's investment in a private placement for at least 5 years after the reporting year in which approval was granted.

H. A record of persons responsible for reviewing Access Persons' reports during the last 5 years.

I. A copy of reports provided to a Fund's Board of Directors regarding the Code.


XVII.  Administration

The Chief Compliance Officer is responsible for administering and enforcing this Code, including reviewing each Access Person's personal securities holdings and transaction reports, and providing this Code, and any amendments to Covered Persons.

If you have knowledge of misconduct relating to, or wish to express concern relating to, accounting, internal accounting controls or auditing matters and or a violation of any federal or state securities law or provisions of the Code, you must submit a written complaint expressing such facts and/or concerns to the Chief Compliance Officer. If an officer of NAIF or employee prefers or if such complaint implicates the Chief Compliance Officer, the complaint may be delivered in a sealed envelope marked "confidential" to the Chairman of the Audit Committee at Nicholas-Applegate Capital Management, 600 West Broadway, San Diego, CA 92101.

Any complaint submitted will be held in the strictest of confidence.


XVIII. Annual Board Review

NACM annually prepares a report to the NAIF board summarizing existing procedures concerning personal trading (including any changes in the Code), highlights material violations of the Code requiring significant corrective action and identifies any recommended changes to the Code.


XVIX. Amendments and Modifications

This Code may be amended or modified as deemed necessary by NACM or the officers of NAIF, with the advice of NAIF counsel, provided such amendments or modifications shall be submitted to the Board of Trustees of NAIF for ratification and approval at the next available meeting. This Code takes into account Rule 17j-1, as amended, under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act. This Code is effective as of March 24, 2006.

Appendix One:   Examples of Beneficial Ownership

     For purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as the definition contained in the provision of Section 16 of the Securities Exchange Act of 1934 under Rule 16a-1(a) (2).

     Generally, you are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect pecuniary interest in the Securities.

     You have a pecuniary interest in Securities if you have the opportunity to directly benefit or share in any profit derived from a transaction in the Securities.

     The  following  are  examples of a person  having  Beneficial  Ownership of
     Securities:

     a. Securities held in the name of the officer or employee of NACM.

     b. Securities held by members of your immediate family sharing the same household.

          Immediate Family includes any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law, sister-in-law, and any adoptive relationship.(1)

     c. Your interest as a general partner in Securities held by a general or limited partnership.

     d. Your interest as a manager-member in the Securities held by a limited liability company.

     e. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

     f. Your ownership of a vested beneficial interest in a trust.

     g. Your status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

--------------------------------------------------------------------------------
You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, a limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have (or share) investment control over the Securities held by the entity.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The final determination of Beneficial Ownership is a question to be determined in light of the facts for each particular case. If in doubt, employees should consult with the Legal/Compliance Department.
--------------------------------------------------------------------------------

---------------------------
(23) Please direct any questions concerning the definition of "immediate family" to either Legal/Compliance or Human Resources.

Appendix Two:  Instructions for Using CTI iTrade


Welcome to iTrade, the automated software system that enables employees the ability to receive quick and efficient notification that their personal transaction request is permitted for trading. Pre-clearance for all employees is based upon requirements contained within the Code. It is important that each employee read and understand the Code of Ethics so that you are fully aware of what the Code requires.

Below are instructions on how to begin using the iTrade system, and instructions on how to enter electronically Personal Securities Transaction Requests.

A.   Logging into  iTrade

To begin using iTrade, you must first launch the NACM Insider. Under the Submissions section of the home page, select Trade Pre-Clearance.

 CTI-iTrade Pre-Clearance Form

At the Login Screen, type your Employee Code and your Password. If you require assistance with a login or password, please contact the Legal/Compliance Department.

CTI iTrade Log-in Screen C
[SCREEN GRAPHIC OMITTED]

B.  To Change your iTrade Password

Click on the Change Password hyperlink on the left frame of the browser screen.

  Step 1:  Enter the following information in the fields provided:
           Current Password;
           New Password;
           Verify New Password (to assure that you didn't enter it incorrectly).

  Step 2: Click on the [Change] button. You will either be informed that your password has been changed or you will be given a reason why it could not be changed.

Once your correct Login Name and Password are entered, click on the [Login] button.

If you receive the message "iTrade is currently unavailable", this indicates that iTrade is not available at the current time. Please call the CARE Hotline for assistance with your request.


C.  Initial Brokerage Account Certification

When you login to iTrade for the first time, you will be shown a list of brokerage account number(s) that have been associated to your name within iTrade. The list of account(s) represents all accounts that each employee has previously reported to Legal/Compliance, based upon the employee's determination that he or she has Beneficial Ownership. Beneficial Ownership is determined if the employee has an opportunity to directly benefit or share in any profit derived from any security transactions within the account, i.e. Accounts held in the name of the employee, and immediate family sharing the same household. All accounts where the employee is deemed to have Beneficial Ownership are subject to the requirements of the Code.

You will be asked to review the list of accounts and submit a certification that all of your Brokerage Accounts have been properly identified within iTrade. You must submit the electronic certification within 10 days from the date of your first transaction is entered into iTrade.

To certify the list of accounts, choose one of the following options:

     1. If the information is complete and accurate, click the [Certify Now] button.

     2. If the information is incorrect and/or needs to be revised click the [Certify Later] button and report any errors or additional brokerage accounts to the Legal/Compliance Department.

[SCREEN GRAPHIC OMITTED]

D. Submitting a Trade Request

Once you have completed the Brokerage Account Certification, iTrade will bring you to the "Request screen". In order to submit a request for pre-clearance, all required fields must be completed. The required fields are as follows:

     1. Selecting the Security

     To enter a trade request, you must first enter a ticker symbol in the appropriate field for the security you wish to buy or sell. In order to identify the ticker in the security list, select the ticker for the trade request from the Security Lookup screen:

     This can be done several ways:

     (a) If you know the ticker of the security:

          Step 1: Type in the ticker and then Click on the [Lookup] button to the right hand side of the field. The system will give you the choices that are close to, or match what you typed.

          Step 2: Select the ticker of the security you wish to trade by clicking on the hyperlink.

          Step 3: CTI iTrade will fill in the Security Name, Security CUSIP and Security Type automatically on the Trade Request.

     (b) If you don't know the full ticker of the security you would like to trade:

          Step 1: Type in the first few letters followed by an asterisk* and then Click [Lookup].

               For Example: If you want to buy shares of Intel and all you remember are the first few letters, type in int* then hit [Lookup].

          Step 2: If any tickers are found, they are displayed on a new screen. Select the hyperlink of the one you want.

          Step 3: CTI iTrade will automatically fill in the Security Name, Security CUSIP and Security Type on the Trade Request.

     (c) If you only know the name of the security you would like to trade:

          Step 1: Go to the Security Name field, type in an asterisk *, a few letters of the name and another asterisk * (e.g. for American Brands type in *amer*).

          Step 2: Any securities whose name have `amer' in them will be displayed. Select the hyperlink of the one you want.

          Step 3: CTI iTrade will automatically fill in the Ticker, Security Name, Security CUSIP and Security Type on the Trade Request.

     (d) If the security you would like to trade is not located in the [Lookup] Screen you will need to contact the CARE Hotline at (619)744-5565. CARE will add the security to iTrade, so that it can determine if the trade request is permissible.

     [SCREEN GRAPHIC OMITTED]

     2. Completing the Request on iTrade

          In order to complete the Request Screen, the following fields must be completed:

     (a)  Brokerage Account -    Click on the dropdown arrow to the right of the
                                 field and select the account to be used for the trade.

     (b)  Transaction Type -     Click on the dropdown arrow to the right of the
                                 field and select the type of transaction you wish to make: Buy, Sell, Cover Short, or Sell
                                 Short.

     (c)  Price -                Fill in the anticipated price at which you
                                 expect to execute the trade.

     [SCREEN GRAPHIC OMITTED]

     3. Submitting the Request on iTrade

     Once all the required fields on the iTrade Request Screen have been completed:

          Step 1: Click the [Submit Request] button to send the request through iTrade.

          Step 2: A grid displaying the transactional information will appear. Review the information and Click on the [Confirm] button if all appears correct.

          [SCREEN GRAPHIC OMITTED]

          Step 3: Notify the CARE team that you have submitted your trade request. Investment Management Personnel must forward an e-mail with CIO, Trader or senior PM approval to CARE.

          Step 4: CARE will review your trade request and send an e-mail confirming whether or not the trade request has been pre-cleared/ approved for trading through your personal brokerage account.

          If you have any questions about a personal trade request, please contact the CARE Hotline at (619) 744-5565.

4.   Exiting Without Submitting the Trade Request

     If a decision is made to not submit the trade request before clicking the [Confirm] button, simply exit from the browser by clicking on the Logout hyperlink on the lower left side of the screen (or click the X button in the upper right corner of the screen).


5.   Starting Over

     To clear everything on the screen and start over, click the [Cancel] button on the confirmation screen. This will bring you back to the trade request screen. Click the [Clear Screen] button and enter a new trade request.


6.   View Code of Ethics

     To view the NACM Code of Ethics in iTrade, Click on the View Ethics Code hyperlink on the left frame of your browser screen. If you have any questions please call the CARE Hotline at 619-744-5565.

Appendix Three:   Options Discussion

I.   Naked/Short Puts (obligates seller to buy stock at prescribed price)
     o Functional equivalent of a stop/limit order to purchase stock
     o Violates the Code if you sell and buy back within 30 days (only applicable to investment management personnel)
     o No pre-approval required even if 2,000+ shares are put back to you. The reasoning is that the 20+ contract position (=2,000+ shares) has been pre-approved and decision to accept the risk of a put was made prior to and independent of NACM's decision to trade the underlying stock

II.  Long Puts (grants buyer right to sell stock at a prescribed price)
     o Used to protect long positions - the functional equivalent of an insurance policy
     o Violates the Code if you buy a put within 30 days of a purchase decision (only applicable to investment management personnel)
     o Pre-Approval required if employee, prior to expiration, puts 2,000+ shares/below market cap

III. Long Calls (gives owner right to buy stock at prescribed price)
     o Used when stock price rises to buy at lower strike price
     o  Pre-Approval   required  if  you,  prior  to  expiration   calls  2,000+
     shares/below market cap

IV. Covered Calls (obligates seller to sell stock at prescribed price; seller owns underlying stock)
     o Used to hedge long position
     o Violates the Code if you write a covered call within 30 days of a purchase decision (only applies to investment management personnel)
     o Stock called within 30 days of its purchase of the stock violates Code (only applies to investment management personnel)
     o No pre-approval required if 2,000+ shares are called. The reasoning is that the 20+ contract position (=2,000+ shares) has been pre-approved and decision to accept the risk of a call was made prior to and independent of NACM's decision to trade the underlying stock

V. Naked Calls (obligates seller to sell stock at a prescribed price; seller does not own underlying stock)
     o Pure speculation against price increase
     o Violates the Code if you write a naked call that expires in less than 30 days (only applies to investment management personnel)

VI. Credit Spreads, Straddles, Combinations (use of multiple contracts with different strikes/expirations/long-short; very complex, too many variations to describe; seller receives + premium)
     o Can be hedge and speculation
     o Pre-Approval required for every transaction
     o Pre-Approval denied where contracts expire within 30 days of opening the position (only applies to investment management personnel)

VII. Debit Spreads, Straddles, Combinations (use of multiple contracts with different strikes/expirations/long-short; very complex, too many variations to describe; seller pays + premium)
     o Speculation vs. hedge depends on facts and circumstances
     o Pre-Approval required for every transaction
     o Pre-Approval denied where it's determined the transaction is speculative in nature and contracts expire within 30 days of opening the position, or if NACM is active in the stock (only applies to investment management personnel)

Appendix Four:  Insider Trading Policy and Procedures


A.   Policy Statement on Insider Trading ("Policy Statement")

NACM's Policy Statement applies to every employee and extends to activities both within and outside the scope of their duties. NACM forbids any employee from engaging in any activities that would be considered "insider trading."

The term "insider trading" is generally understood to mean:

o Trading by an insider, while in possession of material non-public information;
o Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;
o Recommending the purchase or sale of securities while in possession of material non-public information; or
o Communicating material non-public information to others (i.e., "tipping").

Who is an Insider?
The concept of "insider" is broad and it includes officers, partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs such as lawyers, accountants, and other vendors, and as a result, is given access to information.

What is Material Information?
Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or (ii) it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to:

o  Dividend changes;
o  Earnings estimates;
o  Changes in previously released earnings estimates;
o  A joint venture;
o  The borrowing of significant funds;
o  A major labor dispute, merger or acquisition proposals or agreements;
o  Major litigation;
o  Liquidation problems; and
o  Extraordinary management developments.

What is Non-public Information?
All information is considered non-public until it has been effectively communicated to the marketplace. Information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. Information in bulletins and research reports disseminated by brokerage firms are also generally considered to be public information.

Basis for Liability
In order to be found liable for insider trading, one must either (i) have a fiduciary relationship with the other party to the transaction and have breached the fiduciary duty owed to that other party, or (ii) have misappropriated material non-public information from another person.

Penalties for Insider Trading

Penalties for trading on, or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to several civil and criminal penalties, including fines, permanent bar from the industry, injunctions and jail time.

In addition, any violation of this Policy Statement can be expected to result in serious sanctions by NACM, including dismissal of the persons involved.

B.   Procedures to Implement Nicholas-Applegate's Policy Statement

The following procedures have been established to aid NACM in preventing:

Identifying Insider Information
Before trading for yourself or others, including for any client accounts managed by NACM, in the securities of a company about which you may have potential insider information, or revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions:

o  Is the information material?
o Is this information that an investor would consider important in making an investment decision?
o Is this information that would substantially affect the market price of the securities if generally disclosed?
o  Is the information non-public?
o  To whom has this information been provided?
o Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation, or has it otherwise been made available to the public?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information may be material and non-public, you should take the following steps:

o Report the matter immediately to Legal/Compliance Department and disclose all information that you believe may bear on the issue of whether the information you have is material and non-public;
o Refrain from purchasing or selling securities with respect to such information on behalf of yourself or others, including for client accounts managed by NACM; and
o Refrain from communicating the information inside or outside NACM, other than to the Legal/Compliance Department.

The Chief Compliance Officer and General Counsel will consult as to the appropriate course of action.

Restricting Access to Material Non-Public Information
Information in your possession that you identify, or that has been identified to you as material and non-public, must not be communicated to anyone, except as provided above. In addition, you should make certain that such information is secure.

Supervisory Procedures
The supervisory procedures set forth below are designed to prevent and detect insider trading.

Prevention of Insider Trading
In addition to the pre-approval and reporting procedures specified in the Code concerning personal securities transactions, the following measures have been implemented to prevent insider trading:

1. All employees will be provided with a copy of these policies and procedures regarding insider trading;
2. Legal/Compliance will, as deemed necessary, conduct educational seminars to familiarize employees with NACM's Policies and Procedures. Such educational seminars will target, in particular, persons in sensitive areas of NACM who may receive inside information more often than others;
3. Legal/Compliance will answer questions regarding NACM's Policies and Procedures;
4. Legal/Compliance will resolve issues of whether information received by an employee is material and non-public;
5. Legal/Compliance will review these policies and procedures on a regular basis and update as necessary;
6. Whenever it has been determined that an employee has possession of material non-public information, Legal/Compliance will (i) implement measures to prevent dissemination of such information, and (ii) restrict those from trading in the securities by placing such securities on NACM's Restricted List; and
7. Upon the request of any employee, Legal/Compliance will review any requests for clearance to trade in specified securities and either approve or disapprove.

Reports to Management
Promptly upon learning of a potential violation of NACM's Policies and Procedures, Legal/Compliance will prepare a confidential written report to management, providing full details and recommendations for further action.

Appendix Five:  NACM Designated Brokerage Program Offered by Charles Schwab

Nicholas-Applegate Capital Management
Designated Brokerage Program Offered by Charles Schwab
--------------------------------------------------------------------------------

Nicholas-Applegate Capital Management has chosen Charles Schwab & Co., Inc. as our exclusive designated broker based upon their reputation for offering excellent customer support and innovative products.

As a Nicholas-Applegate Capital Management employee, your special benefits include:

o  Preferred pricing as low as $8 for online equity trades(1)

o $39 transaction-fee mutual fund trades. Schwab also offers more than 1,000 mutual funds with no loads or transaction fees through its Mutual Fund OneSource(R) service(2)

o  Discounted pricing on Exchange Traded Funds(ETFs)(3)

o  A dedicated support team available by calling 1-888-621-3933

You can learn more about Schwab's wide range of investing services by visiting the customized website for Nicholas-Applegate Capital Management employees at http://schwabexclusive.com/6226.

How to get started:
You can open a Schwab account over the phone, in person or online.

1. Call the dedicated service team at 1-888-621-3933 and indicate you are a Nicholas-Applegate employee.
2. Visit a local Schwab Investor Center and indicate you are a Nicholas-Applegate employee.
3. Go to the special Nicholas-Applegate website at www.schwabexclusive.com/6226 to download account forms. Then follow the Opening an Account instructions below.

Opening an Account

o Complete the account application(s). To ensure you receive your special benefits, please indicate that you are an employee of Nicholas-Applegate when completing the securities industry regulations section of each account application.
o You DO NOT need to send Schwab a Rule 407 letter. Schwab has a blanket Rule 407 letter on file for Nicholas-Applegate employees.
o Complete the account transfer form(s) if you are transferring assets to Schwab.
o Sign all account applications and transfer forms. Schwab requires an original signature.
o If transferring accounts, please include a copy of the latest statement from the account you are transferring.

o    Mail to:
      Charles Schwab & Co., Inc.
      Designated Brokerage
      P.O. Box 2976
      Phoenix, AZ  85062-2976

All paperwork must be received before your account can be activated.

INVESTMENTS YOU CAN TRANSFER TO A SCHWAB ACCOUNT
These assets can usually be transferred directly to a Schwab account:
o  Stocks and bonds
o  Any mutual fund available through Schwab
o  Unit investment trusts
o  Options (pre-approval is necessary to trade options at Schwab)
o Registered limited partnerships and promissory notes (set up and maintenance fees apply)
o  Master limited partnerships and exchange-traded REITs
o  Ginnie Mae and Fannie Mae certificates
o  Certificate of deposit proceeds (cash)

These assets cannot usually be transferred directly to a Schwab account:
o  Money market funds
o  Mutual funds not available at Schwab
o  Commodities
o  Foreign currency options
o  Most private placement limited partnerships
o  Investment products offered exclusively by other institutions
o  Annuities



All information as of January 2005.

(1)Pricing only applies to U.S.-domiciled, dollar-based retail accounts held at Charles Schwab & Co., Inc. Prices do not apply to accounts held with independent investment advisors at Schwab, Schwab Private Client or U.S. Trust(R). Please see the Charles Schwab Pricing Guide for additional information on householding guidelines. Corporate-negotiated pricing supersedes retail pricing. Households with assets of more than $1,000,000 qualify for $8.00 trades.

(2)Investors should consider carefully information contained in the prospectus, including investment objectives, risks, charges and expenses. You can request a prospectus by calling 800-435-8000. Please read the prospectus carefully before investing.

(3)Exchange Traded Funds are subject to risks similar to those of stocks. Investment returns will fluctuate and are subject to market volatility, so that an investor's shares, when redeemed or sold, may be worth more or less than their original cost. Investments in foreign investments may incur greater risks than domestic investments. Past performance is no guarantee of future results. For information specific to ETFs refer to http://www.amex.com.

Appendix Six:   Closed-End Fund Pre-Clearance Form

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES
                Alpha Vision Capital Management ("Alpha Vision")

                       CLOSED-END FUND PRE-CLEARANCE FORM
                 Submit form to the Legal/Compliance Department

(1)  Name of employee requesting authorization:                                 ________________________

(2)  If different from #1, name of the account where the trade will occur:      ________________________

(3)  Relationship of (2) to (1):                                                ________________________

(4)  Name of brokerage firm and account number:                                 ________________________

(5)  Name of fund and type of security (e.g. common or preferred shares):       ________________________
(6)  Ticker Symbol:                                                             ________________________
(7)  Intended number of shares:                                                 ________________________
(8)  Is the transaction being requested a purchase or sale?                     ________________________
     (NOTE: short sales are not permitted)
(9)  Has the fund completed all its initial common and preferred shares
     offerings and is not otherwise engaged in an offering of its shares?        ______ Yes    ______ No
(10) Does the requested transaction violate the Closed-End Dividend
     Blackout Calendar posted on the Compliance Tab of the Intranet?             ______ Yes    ______ No
(11) Do you possess material non-public information regarding the security
     or the issuer of the security?                                              ______ Yes    ______ No
(12) Are you a Section 16 Reporting Person with respect to the fund you
     wish to buy or sell?                                                        ______ Yes    ______ No
(13) If the requested transaction is a sale, has the required holding
     period been met?                                                            ______ Yes    ______ No


NOTE: If you have any questions about how to complete this form please contact the Legal/Compliance Department.

Approvals are valid until the close of business on the day approval has been granted. Accordingly, GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, you must submit a new pre-clearance request. Obtaining pre-clearance satisfies the pre-clearance requirements of the Code of Ethics (the "Code") and does not imply compliance with the Code's other provisions.

By signing below, the employee certifies the following: The employee agrees that the above requested transaction is in compliance with the Code of Ethics.

______________________________           Authorized _____ Not Authorized _____
Employee Signature                       By:______________________________

______________________________           Date:___________________________
Date Submitted

Appendix Seven: Allianz Global Investors Fund Management Sponsored Closed-End Funds Dividend Black out Calendar

Employees are not permitted to trade within a three business day period before and a two business day period after the dividend declaration press release for each of the closed-end funds. Due to dividend declarations scheduled for 2006, you may not purchase or sell the applicable closed-end funds on the following dates:

---------------------------------------------------------------- ---------------------------------------
PIMCO Municipal Income Fund (PMF)                                PIMCO Floating Rate Income Fund (PFL)
PIMCO California Municipal Income Fund (PCQ)                     PIMCO Floating Rate Strategy Fund (PFN)
PIMCO New York Municipal Income Fund (PNF)
PIMCO Municipal Income Fund II (PML)                             January 3-6, 9-10, 31
PIMCO California Municipal Income Fund II (PCK)                  February 1-3, 6-7, 28
PIMCO New York Municipal Income Fund II (PNI)                    March 1-3, 6-7
PIMCO Municipal Income Fund III (PMX)                            April 4-7, 10-11
PIMCO California Municipal Income Fund III (PZC)                 May 2-5, 8-9, 30-31
PIMCO New York Municipal Income Fund III (PYN)                   June 1-2, 5-6
PIMCO Corporate Income Fund (PCN)                                July 4-7, 10-11
PIMCO Corporate Opportunity Fund (PTY)                           August 1-4, 7-8, 29-31
PIMCO High Income Fund (PHK)                                     September 1, 4-5
PIMCO Global StocksPlus & Income Fund (PGP)                      October 3-6, 9-10, 31
Nicholas-Applegate Convertible & Income Fund (NCV)               November 1-3, 6-7, 28-30
Nicholas-Applegate Convertible & Income Fund II (NCZ)            December 1, 4-5
Municipal Advantage Fund (MAF)

January 2-5, 27, 30-31
February 1-3, 24, 27-28
March 1-3, 29-31
April 3-5, 26-28
May 1-3, 29-31
June 1-2, 5, 28-30
July 3-5, 27-28, 31
August 1-3, 29-31
September 1, 4-5, 27-29
October 2-4, 27, 30-31
November 1-3, 28-30
December 1, 4-5


---------------------------------------------------------------- ----------------------------------------------------
Nicholas-Applegate International & Premium Strategy Fund (NAI)   NFJ Dividend, Interest & Premium Strategy Fund (NFJ)

February 9-10, 13-16                                             March 14-17, 20-21
May 10-12, 15-17                                                 June 13-16, 19-20
August 10-11, 14-17                                              September 12-15, 18-19
November 10, 13-17                                               December 14-15, 18-21

---------------------------------------------------------------- ----------------------------------------------------

If you have any questions regarding the blackout periods, please contact the Legal/Compliance Department.

Appendix Eight:    Private Placement and Private Securities Transaction Form

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES
                Alpha Vision Capital Management ("Alpha Vision")


                     PRIVATE PLACEMENT APPROVAL REQUEST FORM
(Attach a copy of the private placement memorandum, offering memorandum or any other relevant documents)

Date Submitted: _______   Employee Name: ___________________________________
                          Job Title: __________________________________________

1.   Name of the Sponsor's corporation, partnership or other entity:
     ________________________________________________________________________

     Name of private placement:  _______________________________________________

2.   The sponsor's corporation, partnership, or other entity is:_Public _Private
3.   Describe the business to be conducted by the issuer of the private placement:
     ________________________________________________________________________

4.   Nature of your participation: _Stockholder _Selling Agent _General Partner
                                   _limited partner
     _Other:  ________________________

5. Have you received, or will you receive "selling compensation" in connection with the transaction?
            __YES   __NO   If yes, describe the nature of your compensation:
     ________________________________________________________________________

6.   Size of offering (if a fund-provide size of fund):  _______________________
7. Size of your participation as a percentage of total shares or units outstanding: _________
8.   Have you or do you intend to recommend, refer, or solicit others in any way
     in connection with this investment?    YES     NO
     If Yes, please describe: __________________________________________________

9. Has this private placement been made available to any client account where either you, or the person you report to, exercise investment discretion?
     _ YES  _ NO   _ Not Applicable
     If no, state why:   _______________________________________________________
10.  Describe how you became aware of this private placement:
     ________________________________________________________________________
11.  To the best of your knowledge, will this private placement result in an IPO
     within the next 12-18 months?   YES    NO

Approved_     Disapproved_   ___________________________________  Date: ________
                                  Chief Investment Officer

Approved_     Disapproved_   ____________________________________ Date: ________
                                  Chief Compliance Officer

If the company you are investing in privately decides to go public, your activities in the IPO will be restricted. In addition, this private placement will be placed on NACM's restricted security list. Additional investments must also be approved.

Appendix Nine:    Gift Approval

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES


                                  GIFT APPROVAL

                   This form is required for Form 700 filers.
You must obtain approval from your direct supervisor and the Legal/Compliance Department prior to accepting any gift. In the event it is not possible to obtain pre-clearance, you must notify the Legal/Compliance Department of receipt of the gift on the next business day or as soon as practical.

------------------------------------------------------------------------------------------------------------------

-----------------------------------------    ------------------------------    -----------------------------------
NAME                                         GIFT/EVENT                        DATE OF RECEIPT/EVENT
-----------------------------------------    ------------------------------    -----------------------------------



-----------------------------------------    ------------------------------    -----------------------------------
TITLE/POSITION                               GIFT FROM/HOST                    FAIR MARKET VALUE $
-----------------------------------------    ------------------------------    -----------------------------------

TEL #                    FAX #
---------------------    ----------------

------------------------------------------------------------------------------------------------------------------
COMMENTS
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------

I confirm that the above-described proposed gift/event is consistent with the policies described in the Code of Ethics for NACM, NAIF, NAS or Alpha Vision and that I have made no commitments on behalf of the Firm in exchange for the gift/event.


-------------------------------     --------------------------------------
Signature, Print Name               Date


APPROVED:


-------------------------------      -------------------------------------
Signature - Department Head          Date



RECEIVED BY COMPLIANCE

-------------------------------      -------------------------------------
Legal/Compliance Officer             Date

Appendix Ten:    NAIF Code of Ethics Certification


                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          CODE OF ETHICS CERTIFICATION



I acknowledge that I have received and understand the attached Nicholas-Applegate Code of Ethics and Conduct which includes the Insider Trading Policy and Procedures (the "Code"). I agree to abide by the provisions of the Code as it relates to my tenure as an officer of the Nicholas-Applegate Institutional Funds.




Signature ________________________________

Print Name _______________________________           Date __________

Appendix Eleven:  NAIF Quarterly Transaction Report


                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

As a NAIF Trustee or officer of NAIF, you are required to report your personal security transactional information to Legal/Compliance no later than 30 calendar days after the end of each calendar quarter, if you knew or should have known that during the 15 day period immediately before or after the trustee's transaction in a Covered Security, NAIF purchased or sold the Covered Security or had considered purchasing or selling the Covered Security.

     To my knowledge, I did not transact in any security during the 15 day period immediately before or after NAIF purchased or sold such security or considered purchasing or selling such security.

     The following are my Covered Securities transactions that are required to be reported in accordance with the Code:

------------ --------------- -------------------------- ------------------------- --------------- ---------------- -----------------
                             Security Name and Ticker    Number of Shares and
                             or CUSIP (if applicable,    Principal Amount (if                          Broker           Account
   Date         Buy/Sell     interest & maturity date)       applicable)            Unit Price         Name             Number
------------ --------------- -------------------------- ------------------------- --------------- ---------------- -----------------

------------ --------------- -------------------------- ------------------------- --------------- ---------------- -----------------

------------ --------------- -------------------------- ------------------------- --------------- ---------------- -----------------

------------ --------------- -------------------------- ------------------------- --------------- ---------------- -----------------


By signing this document, I am certifying that I have met the quarterly reporting requirements pursuant to the Code in regards to disclosing any securities transactions that were effected in my account(s) for this quarterly reporting period.



Date:___________                      Signature:____________________________

                                      Print Name:___________________________

Appendix Twelve:    Initial Acknowledgement Forms

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES
                Alpha Vision Capital Management ("Alpha Vision")



                      INITIAL ACKNOWLEDGEMENT CERTIFICATION
                           CODE OF ETHICS AND CONDUCT



I hereby certify that I have read and understand the attached Nicholas-Applegate Code of Ethics and Conduct, which includes the Insider Trading Policy and Procedures (the "Code"). Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported hereunder and comply in all other respects with the requirements of the Code. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal. I hereby agree to abide by all of the Code's requirements and all applicable federal securities laws as they relate to my employment, or otherwise association with NACM, NAIF,NAS or AGI.





Date:______________________      Signature:_____________________________________


                                 Print Name:____________________________________

Appendix Thirteen:         Initial Listing of Personal Securities Holdings

                     NICHOLAS -APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES
                Alpha Vision Capital Management ("Alpha Vision")

                               INITIAL LISTING OF
                          PERSONAL SECURITIES HOLDINGS,
                       MUTUAL FUND AND BROKERAGE ACCOUNTS

I hereby certify that the following is a complete and accurate listing as of the date hereof, of all beneficially owned brokerage accounts or accounts holding Covered Securities(1),including shares of the Mutual Funds held therein. I understand that I must provide this information to my local compliance department no later than ten (10) calendar days after my start date, or date of association with NACM, NAIF,NAS or AGI. I further certify that the following information is current as of a date no more than 45 days prior to the date this report is submitted. Failure to comply within this time period will be considered a violation of the Nicholas-Applegate Code of Ethics and Conduct.

I.   Brokerage and Mutual Fund Accounts Maintained:  Check the applicable box.
[  ] I do not  maintain a personal  brokerage  account  or any  account  holding
     Covered Securities including shares of the Mutual Funds.

[  ] I maintain the following  brokerage  accounts or accounts  holding  Covered
     Securities, including shares of the Mutual Funds.
     List or attach a recent account statement containing all information required below. Use additional sheets if necessary.

                                                                 Relationship
  Name on Account  Name of Brokerage Firm  Account Number(s)  to Account Holder
------------------ ----------------------- ------------------ ------------------

------------------ ----------------------- ------------------ ------------------

------------------ ----------------------- ------------------ ------------------

------------------ ----------------------- ------------------ ------------------

------------------ ----------------------- ------------------ ------------------
Securities Owned: List each Covered Security, including shares of the Mutual Funds, other than Exempt Securities, in the account(s) listed above or attach the most recent brokerage or other account statement(s) containing all information required below.

Security Name/   Security Type                   Market Value or
Ticker/Cusip    (CS, Bond, MF, etc.) # of Shares Principal Amount Date Acquired
--------------- -------------------- ----------- --------------- --------------

--------------- -------------------- ----------- --------------- --------------

--------------- -------------------- ----------- --------------- --------------

--------------- -------------------- ----------- --------------- --------------

--------------- -------------------- ----------- --------------- --------------

--------------- -------------------- ----------- --------------- --------------
Except where exceptional circumstances exist, accounts are required to be held with a Designated Broker. Accordingly, unless I am granted approval to maintain accounts outside of a Designated Broker, I agree to transfer them as soon as possible (generally thirty days or less) to a Designated Broker. Pending transfer  of these  accounts  to a  Designated  Broker,  I will not  effect  any brokerage transactions in these accounts and I will arrange for the Legal/Compliance Department to receive a duplicate copy of monthly statements for each such account.

----------------------
(1) Covered Securities means any security as defined in Section 202 (a) (18) of the Investment Advisers Act. "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

II. Request to maintain a non-designated brokerage account (not with Charles Schwab): I hereby request approval to maintain one or more of the brokerage accounts listed in Section I above, based on the following:
     Please check all that apply.
     [ ] The  account  is  independently  managed  and  I am  not  involved  in investment selections through recommendation, advice, prior review or otherwise, or I am a passive beneficiary of the account and am not involved in the investment decisions.
         List account(s):
         _________________________________________________________________
         _________________________________________________________________

         Name of Investment Manager and/or family relationship:
         _________________________________________________________________
         _________________________________________________________________

     [ ] A participant  in the account is employed by another asset  management firm or brokerage firm that requires the account to be maintained at such firm. I will arrange for duplicate confirmations and monthly statements to be sent to the Legal/Compliance Department.
         List account(s):
         _________________________________________________________________
         _________________________________________________________________

     [ ] Other (explain) _______________________________________________________
         List account(s):
         _________________________________________________________________
         _________________________________________________________________

     By signing this form, I acknowledge that I have received and understand the Nicholas-Applegate Code of Ethics and Conduct, which includes the Insider Trading Policy and Procedures. I agree to abide by the provisions of the Code and to promptly notify the Legal/Compliance Department of any changes to the above information.

    ________________________________________                  _____________
    Signature                                                 Date

    ________________________________________
    Print Name

    ________________________________________
    Title

    LEGAL/COMPLIANCE:
    [ ] Approved             [ ] Not Approved

    Signature:__________________________             Date:______________________

Appendix Fourteen:  Quarterly Transaction Report

As a NACM or AGI employee, you are required to report your personal security transactional information to Legal/Compliance no later than 30 calendar days after the end of each calendar quarter unless the personal security transaction(s), executed in your brokerage or other account(s), meets one of the following criteria:
     1) Your account is maintained with a designated broker whereby Legal/Compliance is aware of and has access to your personal security transactions via confirms and personal account statements;
     2) Your account is maintained with a non-designated broker that has been approved by Legal/Compliance whereby the Legal/Compliance department is receiving duplicate copies of your transactional confirms and personal account statements; or
     3) Your quarterly security transactions involved securities that are exempt(1) from the reporting provisions pursuant to the Code even though such security transactions were executed in an account maintained with an approved non-designated broker that is unable to provide duplicate confirms or personal account statements.
Complete the section of this Form if you have effected a Covered Security(2) transaction in your beneficially owned brokerage, Mutual Fund or trading account that does not meet any of the above criteria. You must provide this information on such security transactions to Legal/Compliance no later than the 30th calendar day following the end of the calendar quarter.


The following are my Covered Securities transactions that have not been reported to Legal/Compliance:

----------- ------------- -------------------------- ------------------------ ---------------- --------------- ------------------
                          Security Name and Ticker    Number of Shares and
                          or CUSIP (if applicable,    Principal Amount (if
    Date       Buy/Sell   interest & maturity date)        applicable)           Unit Price      Broker Name     Account Number
----------- ------------- -------------------------- ------------------------ ---------------- --------------- ------------------

----------- ------------- -------------------------- ------------------------ ---------------- --------------- ------------------

----------- ------------- -------------------------- ------------------------ ---------------- --------------- ------------------

----------- ------------- -------------------------- ------------------------ ---------------- --------------- ------------------

----------- ------------- -------------------------- ------------------------ ---------------- --------------- ------------------

By signing this document, I am certifying that I have met the quarterly reporting requirements pursuant to the Code in regards to disclosing my beneficially owned brokerage account(s) and any securities transactions that were effected in such account(s) for this quarterly reporting period.

Date:____________     Signature: _____________________________________

(1)You do not have to report any transactions that were executed in the following securities: 1) U.S. Government Securities, 2) Bank Certificates of Deposit, 3) Banker's Acceptances, 4) Commercial Paper, 5) High Quality Short-Term Debt Instruments (including repurchase agreements), 6) U.S. Government Agency Securities, 7) SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds and iShares Funds(3), 8) Money Market Funds, and 9) currency futures traded on a commodity exchange.

---------------------------
(2) Covered Securities means any security as defined in Section 202 (a) (18) of the Investment Advisers Act. "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.
(3) The iShares Funds are registered with the SEC under the Investment Company Act of 1940 as iShares,Inc. and iShares Trust.

Appendix Fifteen:  Annual Certification Forms

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES
                Alpha Vision Capital Management ("Alpha Vision")


                      ANNUAL LISTING OF SECURITIES HOLDINGS
                         AND CERTIFICATION OF COMPLIANCE

I hereby acknowledge that I have read and understand the Nicholas-Applegate Code of Ethics and Conduct, which includes the Insider Trading Policy and Procedures (the "Code") and recognize the responsibilities and obligations incurred by my being subject to the Code. Furthermore, I certify that I have complied with the requirements of the Code and all applicable federal securities laws for the year ended December 31, 2005, and that I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported hereunder, and complied in all other respects with the requirements of the Code.

For personal securities account(s) held at Charles Schwab & Co. or a pre-approved non-designated broker(s), I hereby authorize delivery of transactional confirms and account statement(s) in such account(s) to the Legal/Compliance Department as deemed necessary pursuant to Rule 204-2(a)(12) of the Investment Advisors Act of 1940. I certify that all information relating to my personal securities account is current as of a date no more than 45 days prior to the date this report is submitted. I acknowledge that all of my personal securities accounts are reflected completely and accurately as shown below and all Covered Securities(4) beneficially owned by me are reflected accurately in such accounts (see below). I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

A.   Brokerage and Mutual Fund Accounts Maintained: Check the applicable box.

[ ] I do not maintain a personal brokerage account or any account holding Covered Securities including the Mutual Funds.

[ ] I maintain the following brokerage account(s) or account(s) holding Covered Securities, including the Mutual Funds. List or attach a recent account statement containing all information required below.

                                                                     Relationship
  Name of Account    Name of Brokerage Firm     Account Number     to Account Holder
------------------- ------------------------ -------------------- --------------------

------------------- ------------------------ -------------------- --------------------

------------------- ------------------------ -------------------- --------------------

------------------- ------------------------ -------------------- --------------------

Use additional sheets if necessary.


B.   Brokerage and Mutual Fund Statements: Check the applicable box.

-------------------------
(4) Covered Securities means any security as defined in Section 202 (a) (18) of the Investment Advisers Act. "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

[ ] I do not maintain a personal brokerage account or any account holding Covered Securities including the Mutual Funds.

[ ] The Legal/Compliance Department has access to my transactions in Covered Securities, including the Mutual Funds, other than Exempt Securities, that are held and traded in my personal securities account(s) with Charles Schwab & Co. or with any other brokerage firm that is providing duplicate copies of transactional confirmations and account statements for my personal securities account(s) to Legal/Compliance Department as shown above. These statements are a complete and accurate representation of my securities holdings and transactional information for my beneficially owned accounts.

[ ] The Legal/Compliance Department does not receive any securities holdings or transactional information on my beneficially owned account(s). Therefore, I have attached a list of all Covered Securities including the Mutual Funds, other than Exempt Securities, that are beneficially owned by me in such account(s) that are shown above

C.   Private Securities Transactions:  Check the applicable box.

[ ]  I have not engaged in any private securities activities.

[ ]  I have not received any compensation for any private securities activities.

[ ] Yes, I do presently engage in and/or receive compensation for private securities activity, details which are listed below.
     _________________________________________________________________
     _________________________________________________________________

D.   Outside Business Activity:   Check the applicable box.

[ ]  I have not accepted any outside employment or compensation.

[ ]  I have accepted employment and/or compensation at the following:

     Name of Company/Entity: ________________________________________________

     General Description of
     Company/Entity:_______________________________________

     Main Responsibilities: ____________________________________________________

     Compensation (if
     any):_____________________________________________________

     Start Date:
     ______________________________________________________________

E.   Employee Certification

Date: __________  Signature:_______________________________________

                  Print Name:_______________________________________

================================================================================
Legal/Compliance Use Only:
================================================================================
Permission from Legal/Compliance                  Approved [ ]     Declined [ ]
Legal/Compliance Approval: __________________________       Date: _________
NAS Principal: ______________________________________     Date: _________

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